SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 29, 2005

                           PROVIDENT NEW YORK BANCORP
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-25233                 80-0091851
  ---------------------------     -------------------       ---------------
(State or Other Jurisdiction)    (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                    Identification No.)


400 Rella Boulevard, Montebello, New York                       10901
-----------------------------------------                       -----
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (845) 369-8040
                                                     --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry into a Material Definitive Agreement.

     On November 29, 2005, the Board of Directors of Provident Bank, the wholly-owned subsidiary of Provident New York Bancorp (the "Registrant"), adopted the Provident Bank Executive Officer Incentive Plan (the "Plan"), which will govern the future payments of annual bonuses to Provident Bank's executive officers. The Plan is filed as Exhibit 10 to this Current Report.

     On November 29, 2005, the Board of Directors of Provident Bank established the criteria for payments under the Plan for the 2006 fiscal year. The criteria for the Executive Officers' Incentive Award for fiscal year 2006 relate to: earnings per share results, loan growth, credit quality, deposit growth, fee income, operating efficiency and business strategies and initiatives in the areas of strategic planning, management information reporting, risk management and leadership development.

Item 9.01.   Financial Statements and Exhibits.

       (a) Not Applicable.

       (b) Not Applicable.

       (c) Exhibits.

               Exhibit No.     Description

               10              Provident Bank Executive Officer Incentive Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PROVIDENT NEW YORK BANCORP



DATE: December 5, 2005              By: \s\ Paul A. Maisch
                                        ---------------------------------------
                                        Paul A. Maisch
                                        Senior Vice President and Chief
                                        Financial Officer


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                                  EXHIBIT INDEX

           Exhibit No.          Description

           10                   Provident Bank Executive Officer Incentive Plan